

INVESTOR PRESENTATION

NOVEMBER 2016

ZAGG

Legal Disclaimer

In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "possible," "potential," "target," "believe," "commit," "intend," "continue," "may," "would," "could," "should," "project," "projected," "positioned," "outlook" or similar expressions is intended to identify forward looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; the impact of changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Samsung and Apple; the ability to successfully integrate new operations or acquisitions, specifically including mophie inc., the impact of inconsistent quality or reliability of new product offerings; the impact of lower profit margins in certain new and existing product categories, including certain mophie products; the impact of changes in economic conditions, including on customer demand; and managing inventory in light of constantly shifting consumer demand. We assume no obligation to update any forward-looking statements after the date of this presentation, except as required by law.

This presentation also contains estimates and other statistical data made by independent parties and by ZAGG relating to market size, market share, growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we compete are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates made by the independent parties and by ZAGG.

This presentation also includes certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in the appendix.

For further information with respect to ZAGG, we refer you to our most recent quarterly report on Form 10-Q filed with the SEC. In addition, we are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, accordingly, file periodic reports, current reports, proxy statements and other information with the SEC. These periodic reports, current reports, proxy statements and other information are available for review at the SEC's website at http://www.sec.gov.

Global Mobile Accessories Leader

- Accessories and technology to empower mobile lifestyles
- Broad, deep global distribution through multiple channels
- Diversified product portfolio in high growth categories
- Leading market share brands*
  - #1 in screen protection INVISIBLE SHIELD
  - #1 in battery cases & external power mophie.
  - #2 in folio tablet keyboards ZAGG
  - #1 in stereo headphones (units) IFROGZ

* Source: The NPD Group / Retail Tracking Service as of September 30, 2016. Only refers to U.S. retail sales.

ZAGG's Strategic Framework

Corporate objectives drive growth, profitability and shareholder value

- Creative Product Solutions
- Be the Preferred Brand
- Targeted Global Distribution
- Operational Excellence

Every employee understands their role in executing to the objectives

Competitive advantage in our category - best-in-class distribution and customer centric focus


integrity
ownership
care for people
passion
continuous improvement
performance
sense of urgency
CREATIVE PRODUCT SOLUTIONS
THE PREFERRED BRAND
OPERATIONAL EXCELLENCE
TARGETED GLOBAL DISTRIBUTION
ZAGG

Creative Product Solutions

- Product is the foundation that drives brand strength and distribution growth
- Product development focus on the intersection of innovation and consumer needs
- Strong product pipeline with new product launches in all categories every year
- Business development process to enhance existing products and explore new categories


100% Charged
mophie

Deep & Wide Product Portfolio

Screen Protection	Battery Cases	External Power	Folio Tablet Keyboards	Audio
INVISIBLE SHIELD	mophie.	mophie.	ZAGG	IFROGZ
				
#1 Market Share (54%)* Broadest distribution	#1 Market Share (60%)* Broadest distribution	#1 Market share (20%)* Broadest distribution	#2 Market share (35%)* Expanding distribution	#1 Stereo headphones (33% - units)* Expanding distribution

* Source: The NPD Group / Retail Tracking Service as of September 30, 2016. Only refers to U.S. retail sales.

The Preferred Brand

- Unified platform of trusted consumer brands
- Broad and expanding global retail presence
- Constant attention to the in-store consumer experience
  - Ongoing merchandising and training
- Improving on-line experience
  - enhanced content
  - dynamic social media
  - product/brand cross-selling





Targeted Global Distribution

- Expanding global distribution
- International sales up 87% and online sales up 130% YTD
- Increasing SKUs with existing retail customers
- Adding new strategic distribution: franchise, DIY, B2B, pharmacy, travel, grocery, department stores





mophie Acquisition (3/3/16)



- Decreases ZAGG product concentration risk
- Market share leader in power category*
- Strong Apple relationship
- Integration proceeding ahead of schedule
  - Implementation of Sales & Operations Planning (S&OP)
  - Consolidation of sales teams
  - Functional teams sharing best practices
  - $11 million of synergies ($8 million in 2016)
- Performance to date below expectations
  - Q3 charge of $24.3 million**
  - YTD Adjusted EBITDA performance below forecast


mophie
mophie
mophie

* Source: The NPD Group / Retail Tracking Service as of September 30, 2016. Only refers to U.S. retail sales.
** Related to the negative adjustment in the value of mophie inventory and increases in sales reserves.

mophie Initiatives for Improved Profitability

- Leadership change
- Migrate mophie customers to consolidated ZAGG sales contract
  - Standardized product return rights and discounts
- Improve gross margin
  - ZAGG Sales & Operations Planning (S&OP)
    - Improve inventory management /reduce write downs
  - Design products for improved gross margin
    - Utilize standard and modular components
    - Leverage supply chain
- Right-size cost structure to reduce operating expenses
- Pursue all options to recover $24.3 million impairment charge

ZAGG 2016 YTD Highlights*


Consolidated
ZAGG Business Unit
Net Sales
$287
+50%
$191
$208
+9%
$191
Gross Margin %
34%
- 400 bps
38%
41%
+300 bps
38%
Adj. EBITDA
$34
+13%
$30
$39
+30%
$30
2015
2016

*As of September 30, 2016 versus prior year period; all $ in millions; ZAGG business unit excludes mophie.

Cash Flow From Operations

	ZAGG Business Unit	Mophie Business Unit	Consolidated
2014 (Q3YTD)	$14.7	$0	$14.7
2015 (Q3YTD)	$22.3	$0	$22.3
2016 (Q3YTD)	$52.3	-$26.4	$25.9
Two Year CAGR	89%	N/A	33%

($ amounts in millions)

Adjusted EBITDA Scenarios*


$60.0
$40.0
$20.0
$0.0
$32.1
$42.3
$53.5
+32%
+26%
2014
2015
2016 Est.

($ amounts in millions)

- Hypothetical 2017 Adj. EBITDA based on the following assumptions:
  - Hypothetical scenario 1: mophie at break-even; ZAGG flat
    - Adj. EBITDA = $63.5 (+19%)
  - Hypothetical scenario 2: mophie $10.0; ZAGG +$3.0 (+5%)
    - Adj. EBITDA = $76.5 (+43%)

*These assumptions and results are hypothetical only and are not intended as 2017 guidance or as an expectation or indication of possible 2017 results. Further, there are other factors not included in the assumptions above which will affect 2017 Adjusted EBITDA and, accordingly, these hypothetical outcomes in these scenarios are solely speculative.

Why Invest in ZAGG?

- Global leader in high growth mobile lifestyles category
- Strong portfolio of products and brands with global distribution
- Improved ZAGG business unit performance
  - Inventory turns improved 50% to 9X
  - Strong cash generation
    - Cash flow from operations increased 89% (2-year CAGR)
    - Adjusted EBITDA increased +25% per year in past 2 years
- Strong balance sheet
- Ample liquidity with $42 million available on LOC
- Clear path to improve mophie profitability
- Share repurchase program ($20 million plan approved)

2016 Business Outlook

- Net sales of $400 - $420 million
  - 49% to 56% increase versus 2015 net sales of $269 million
- Gross profit as a % of net sales ranging from low to mid 30's
- Adjusted EBITDA of $52 - $55 million
  - 24% to 31% increase versus 2015 Adjusted EBITDA of $42 million

Reflects 10 month contribution from mophie adjusted for March 3, 2016 closing

Appendix: Non-GAAP Reconciliation

	Twelve Months Ended	
	December 31, 2015	December 31, 2014
Net income in accordance with GAAP	$ 15,587	$ 10,461
Adjustments:		
a. Stock based compensation expense	3,893	2,249
b. Depreciation and amortization	12,923	12,879
c. Recovery of reserves on note receivable	(639)	-
d. mophie transaction expenses	179	-
e. Other (income) expense	166	49
f. Provision for income taxes	10,111	6,473
Adjusted EBITDA	$ 42,220	$ 32,111

	Nine Months Ended	
	September 30, 2016	September 30, 2015
Net income (loss) in accordance with GAAP	$ (11,442)	$ 10,631
Adjustments:		
a. Stock based compensation expense	3,679	2,708
b. Depreciation and amortization	16,484	9,551
c. Recovery of reserves on note receivable	-	(639)
d. Other (income) expense	1,639	132
e. mophie transaction costs	2,467	-
f. mophie fair value inventory write-up related to acquisition	2,586	-
g. mophie restructuring charges	1,201	-
h. mophie employee retention bonus	500	-
i. Loss on disputed mophie purchase price	24,316	-
j. Provision for income taxes	(7,963)	7,155
Adjusted EBITDA	$ 33,467	$ 29,538

11/14/2016 $ amounts in thousands 16 ZAGG



Investor Presentation

NOVEMBER 2016

investors.zagg.com

ZAGG